Exhibit 1

FOR IMMEDIATE RELEASE

September 30, 2004

Contact Information:
Nissin Co., Ltd.
Hitoshi Higaki
Managing Director and General Manager,
Operations Control Div.
Tel: (TOKYO) +81-3-3348-2424
E-mail:Info-ir@nissin-f.co.jp

Announcement of Organizational Change

Nissin Co., Ltd. (“the Company”), hereby announces that its Board of Directors on September 30, 2004 adopted a resolution to implement the organizational change below as of October 1, 2004.

The Education & Training Department shall be newly established in order to develop human resources better able to cope with the rapidly changing market environment and diversified customer needs in accordance with the Company’s business strategy.

As of October 1, 2004

Organizational Chart

Internal Audit Dept.
Osaka Branch Office
Board of Statutory Auditors
Statutory Auditors
System Planning Dept.
Investor Relations Dept.
Corporate Planning Dept.
Board of Directors
Internal Control Dept.
Operations Control Div.
Accounting Dept.
Chairman of the Board
Finance Dept.
General Affairs Dept.
President
Human Resources Dept.
Real Estate Finance Dept.
Central Office Sales Dept.
Sales Dept.
Sales & Marketing Control Div.
Education & Training Dept.
Business Development Dept.
Western Japan Investigation Dept.
Eastern Japan Investigation Dept.
Credit Screening Dept.